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                                              EXHIBIT 23.2

     CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statment on Form S-8 our report and estimates, as of January 1, 1999, of Pogo Producing Company's reserves and and the present value of future net reserves included in Pogo Producing Company's annual report on Form 10-K for the year ended
December 31, 1998.

                         /s/ RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS

                         RYDER SCOTT COMPANY
                         PETROLEUM ENGINEERS

Houston, Texas
March 23, 1999